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                                  EXHIBIT 12.1

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                                                                     March 31,
                                                             ---------------------------
QUAD CITY HOLDINGS, INC.
CALCULATION OF EARNINGS TO FIXED CHARGES AS OF:                  1999          1998
                                                             -------------- ------------

Earnings before income taxes                                     $ 2,761          $ 1,656
Add:  preferred dividends on a pretax basis                          ---              ---
Add:  fixed charges                                                8,254            5,917
                                                                 -------          -------

Earnings including interest expense on deposits(1)                11,015            7,573
Less:  interest expense on deposits                                6,674            4,909
                                                                 -------          -------

Earnings excluding interest expense on deposits(2)                 4,341            2,664

Fix charges:
    Interest expense on deposits                                   6,674            4,909
    Interest expense on borrowings                                 1,411              969
    Interest expense on capital leases                               ---              ---
    Portion of rents representative of interest factor               169               39
                                                                 -------          -------

Fixed charges including interest expense on deposits(3)            8,254            5,917
Less interest expense on deposits                                  6,674            4,909

                                                                 -------          -------

Fixed charges excluding interest expense on deposits(4)          $ 1,580          $ 1,008
                                                                 -------          -------
                                                                 -------          -------


Rents                                                                326               73
Portions of rents representative of interest factor                  169               39

Ratio of earnings to fixed charges and preferred stock
dividends:
    Excluding interest expense on deposits((2)/(4))                 2.75x            2.64x
    Including interest expense on deposits((1)/(3))                 1.33             1.28

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

                                                                                            June 30,
                                                               --------------------------------------------------------------------
QUAD CITY HOLDINGS, INC.
CALCULATION OF EARNINGS TO FIXED CHARGES AS OF:                   1998          1997          1996          1995         1994
                                                               ------------- ------------- ------------- ------------- ------------
Earnings before income taxes                                   $4, 071        $ 1,384        $   683        $  (374)        $(1,122)
Add:  preferred dividends on a pretax basis                        ---            ---            ---            ---             ---
Add:  fixed charges                                              8,437          4,997          3,495          1,896             254
                                                               -------        -------        -------        -------         -------

Earnings including interest expense on deposits(1)              12,508          6,381          4,178          1,522            (868)
Less:  interest expense on deposits                              6,971          4,358          3,350          1,793             254
                                                               -------        -------        -------        -------         -------

Earnings excluding interest expense on deposits(2)               5,537          2,023            828           (271)         (1,122)

Fix charges:
    Interest expense on deposits                                 6,971          4,358          3,350          1,793             254
    Interest expense on borrowings                               1,371            635            137            103             ---
    Interest expense on capital leases                             ---            ---            ---            ---             ---
    Portion of rents representative of interest factor              95              4              8            ---             ---
                                                               -------        -------        -------        -------         -------

Fixed charges including interest expense on deposits(3)          8,437          4,997          3,495          1,896             254
Less interest expense on deposits                                6,971          4,358          3,350          1,793             254

                                                               -------        -------        -------        -------         -------

Fixed charges excluding interest expense on deposits(4)        $ 1,466        $   639        $   145        $   103      $      ---
                                                               -------        -------        -------        -------         -------
                                                               -------        -------        -------        -------         -------


Rents                                                              176             10             20            ---             ---
Portions of rents representative of interest factor                 95              4              8            ---             ---

Ratio of earnings to fixed charges and preferred stock
dividends:
    Excluding interest expense on deposits((2)/(4))               3.78x          3.17x          5.71x           N/A*           N/A*
    Including interest expense on deposits((1)/(3))               1.48           1.28           1.20            N/A*           N/A*

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*  Earnings were inadequate to cover fixed charges in the amount of $374 and
   $1,122 for the years ended June 30, 1995 and June 30, 1994, respectively.